SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2015

BP PRUDHOE BAY ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N. A.
919 Congress Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – other events

Item 8.01. Other Events

On January 2, 2015, the Trustee for BP Prudhoe Bay Royalty Trust (the “Trust”) received a letter, dated December 19, 2014, from BP Exploration (Alaska) Inc (“BP Alaska”) regarding the allocation of the Separator Liquids (as defined in the Prudhoe Bay Unit Operating Agreement) produced from the participating areas of the Prudhoe Bay Unit (the “BP Alaska Letter”).

A copy of the BP Alaska Letter is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On January 15, 2015, the Trust is scheduled to receive a cash distribution of $48,149,752.28, representing the royalty payment due with respect to the Trust’s Royalty Interest for the quarter ended December 31, 2014. The Trust is also scheduled to receive $6,953,776.75 and $2,585,759.13, representing the correction to the volumes of Royalty Production and the payable amounts of the overriding royalty interest for the royalty payments due with respect to the quarters ended September 30, 2014 and June 30, 2014, respectively.

The narrative under the captions “THE TRUST – Trust Property”, “THE ROYALTY INTEREST” and “THE PRUDHOE BAY UNIT AND FIELD” in Item 1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) contains information regarding the meanings of the terms “Prudhoe Bay Unit”, “Prudhoe Bay Unit Operating Agreement”, “Royalty Interest”, “Overriding Royalty Conveyance”, “Royalty Production” and “Conveyance” and should be read in conjunction with this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

	99.1	BP Alaska Letter dated December 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BP PRUDHOE BAY ROYALTY TRUST

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	/s/ Sarah Newell
Sarah Newell
Vice President

INDEX TO EXHIBITS

Exhibit
Exhibit No.	Description

*99.1	BP Alaska Letter dated December 19, 2014

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*	Filed herewith